Exhibit 99.1

Company Contact:	Investor Relations:
Universal Power Group, Inc.	Lambert, Edwards & Associates
469-892-1122	616-233-0500
Mimi Tan, SVP	Jeff Tryka, Ryan McGrath
tanm@upgi.com	rmcgrath@lambert-edwards.com

Universal Power Group Reports Increased Net Income in Second Quarter

CARROLLTON, Texas, August 11, 2009 — Universal Power Group, Inc. (NYSE Amex: UPG), a Texas-based distributor and supplier of batteries and related power accessories and a provider of supply chain and other value-added services, today announced its financial results for the second quarter ended June 30, 2009.

For the period, UPG reported net sales of $27.9 million compared to $30.2 million for the second quarter of 2008, a decrease of 7.5 percent. Gross profit for the quarter increased $0.4 million, or 9.7 percent year-over-year, due primarily to an increase in sales volume of certain higher-margin products as well as reduced volatility in raw material costs. As a percentage of sales, gross margins improved to 17.7 percent from 15.0 percent a year ago. For the second quarter of 2009, the Company reported operating income of $1.2 million, an increase of 11.8 percent from operating income of $1.0 million in the second quarter of 2008. At the bottom line, UPG posted net income of $0.6 million, or $0.12 per diluted share, for the second quarter of 2009 compared to net earnings of $0.5 million, or $0.09 per diluted share, for the second quarter of 2008.

“We were pleased with our bottom line results in the second quarter,” stated UPG’s president and chief executive officer, Ian Edmonds. “While we posted a decline in revenues for the quarter based on continuing challenges in the overall economy, we are pleased with our increased gross margin in the quarter, which was due primarily to greater sales volumes of certain higher-margin products in our core business, reduced volatility in raw material costs and improvements across our supply chain. We continue to closely monitor our operating costs, and although they increased by $0.3 million in the quarter, our gross profit levels increased at a faster rate, enabling us to post the improvement we saw at the bottom line.”

Second Quarter Overview

Core battery and related power accessory revenues (from sources other than Broadview Security, formerly known as Brinks Home Security, and its authorized dealers) decreased 10.4 percent to $15.0 million in the second quarter of 2009, compared with core revenues of $16.7 million for the second quarter of 2008. UPG attributed the decrease in its core business to the general slowdown in the global economy.

Revenues from Broadview Security and its authorized dealers in the second quarter of 2009 were $12.9 million, a decrease of 3.8 percent year-over-year from $13.5 million in the second quarter of 2008. UPG believes this decrease is due primarily to the impact of the economic downturn. With the lower total revenue levels, concentration of revenues with Broadview Security and its authorized dealers made up 46.3 percent of total revenues in the second quarter of 2009, compared with 44.6 percent in the prior year’s quarter.

Operating expenses increased $0.3 million, or 9.1 percent, in the second quarter of 2009 compared to the second quarter of 2008. This increase was due primarily to incremental operating costs associated with the Monarch product line, as well as increased marketing expenses across UPG.

On the balance sheet, inventory levels were reduced by $4.9 million during the quarter to $30.3 million, in line with management’s commitment to reduce inventory levels from the high levels at the end of 2008. UPG’s management team is committed to better controlling inventory levels in an effort to improve efficiencies and increase inventory turnover.

Six-Month Overview

For the six months ended June 30, 2009, net sales fell 6.8 percent, to $55.6 million, from $59.7 million in the first six months of 2008. Core battery and related power accessory revenues (from sources other than Broadview Security and its authorized dealers) decreased 7.6 percent to $30.2 million in the first half of

2009, compared with core revenues of $32.7 million for the prior year period. UPG attributed the decrease in its core business to the general slowdown in the global economy.

Revenues from Broadview Security and its authorized dealers in the first six months of 2009 were $25.5 million, a decrease of 5.7 percent from $27.0 million in the first six months of 2008. UPG believes this decrease is due primarily to the impact of economic conditions. Concentration of revenues with Broadview Security and its authorized dealers made up 46.0 percent of total revenues in the first six months of 2009, compared with 45.2 percent in the comparable prior year period.

Gross profit for the first six months rose to $9.9 million, or 17.8 percent of sales, from $9.0 million, or 15.1 percent of sales in the first six months of 2008. Total operating expenses increased $3.2 million in the first half of 2009, primarily due to settlement charges of $2.5 million related to the departure of the Company’s former chief executive officer and the cancellation of its agreement with its primary independent sourcing agent, both of which occurred in the first quarter. UPG does not expect to incur further material charges with respect to either of these events. Excluding settlement charges, operating expenses increased by approximately $0.6 million, or 9.6 percent compared to the second quarter of 2008. A majority of this increase was attributed to operating expenses relating to the acquisition of the Monarch product line, which were not present in the prior year results.

For the first six months of 2009, the Company reported an operating loss of $39,000, compared to operating income of $2.2 million for the first half of 2008. Excluding the settlement charges incurred in the first quarter, UPG’s operating income would have been $2.5 million, an increase of 12.3 percent over the comparable period in the prior year, and net income before provision for income taxes would have been $2.0 million, an increase of approximately 17 percent over the comparable 2008 period. At the bottom line, the net loss for the first six months of 2009 was $1.1 million, or $0.23 per share, compared with net income of $1.0 million, or $0.21 per share, in the first six months of 2008.

Outlook

Edmonds continued: “In addition to further improvement in our gross margin levels and profitability in the quarter, our momentum from improved management of our balance sheet continued as we reduced inventory levels by $7.0 million from the high levels at the end of 2008.

“We remain financially solid, with a balance sheet and line of credit that provides us the liquidity and resources we need for growth. We will continue to focus on efficiency improvements and lean initiatives to offset the ongoing recessionary pressure on our top line. Despite continued economic uncertainty, we remain cautiously optimistic about UPG’s business in 2009. Our growth strategy remains centered on developing higher-margin products, diversifying our markets and minimizing our exposure to any one segment of the economy.”

Reconciliation of GAAP Operating Income and Income (Loss) Before Provision for Income Taxes to Non-GAAP Operating Income and Income (Loss) Before Provision for Income Taxes (Unaudited)

The following table reconciles Operating Income and Income (loss before provision for income taxes, as reported in accordance with U.S. Generally Accepted Accounting Principals (“GAAP”), to non-GAAP operating income and Income (loss) before provision for income taxes. We believe that non-GAAP operating income, which is generally operating income less costs related to settlement agreements, more accurately reflects our operating efficiency. Non-GAAP operating income and income (loss) before provision for income taxes, are non-GAAP financial measures and should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, non-GAAP operating income and income (loss) before provision for income taxes may not be comparable to similar metrics used by others in our industry.

	Financial Summary (Non-GAAP) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Operating income (loss) and income (loss) before provision for income taxes as reported:
Operating expenses	$3,786,800	$3,470,952	$7,421,691	$6,771,113
Settlement expenses	—	—	2,529,345	—

Total operating expenses	3,786,800	3,470,952	9,951,036	6,771,113

Operating income (loss)	1,167,653	1,044,267	(38,819)	2,218,164
Other income (expense), net	(233,246)	(246,754)	(480,796)	(501,069)

Income (loss) before provision for income taxes	934,407	797,513	(519,615)	1,717,095

Non-GAAP measures to exclude settlement expenses from operating expenses:
Settlement expenses	—	—	2,529,345	—

Non-GAAP operating income	$1,167,653	$1,044,267	$2,490,526	$2,218,164

Non-GAAP income before provision for income taxes	$934,407	$797,513	$2,009,730	$1,717,095

Conference Call Information

Universal Power Group will host an investor conference call today, Tuesday, August 11, 2009 at 11:30 a.m. EDT (10:30 a.m. CDT) to discuss financial results for the second quarter and six months ended June 30, 2009.

Interested parties may access the conference call by dialing 1.866.804.6929; passcode 45874394. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com ), a password-protected event management site.

A replay of the conference call will be made available through August 17, 2009 by calling 1.888.286.8010, passcode 33348668, and an archived webcast will be available at www.upgi.com.

About Universal Power Group, Inc.

Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG’s product offerings includes proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, solar and security products. UPG’s supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly, coordination of battery recycling efforts, and product design and development. For more information, please visit the UPG website at www.upgi.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

###

UNIVERSAL POWER GROUP, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

ASSETS

	June 30, 2009	December 31, 2008

CURRENT ASSETS
Cash and cash equivalents	$345,539	$326,194
Restricted cash	—	900,000
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1,254,977 and $1,143,213	13,823,360	12,423,279
Other	44,539	50,303
Inventories – finished goods, net of allowance for obsolescence of $503,138 and $358,350	30,288,438	37,304,500
Current deferred tax asset (net of valuation allowance of $768,324 and $0)	1,582,509	1,555,173
Income tax receivable	—	193,386
Prepaid expenses and other current assets	1,065,414	880,528

Total current assets	47,149,799	53,633,363

PROPERTY AND EQUIPMENT
Logistics and distribution systems	1,795,935	1,795,935
Machinery and equipment	1,023,097	651,916
Furniture and fixtures	436,424	436,424
Leasehold improvements	388,334	388,334
Vehicles	210,418	155,630

	3,854,208	3,428,239
Less accumulated depreciation and amortization	(1,741,567)	(1,407,712)

Net property and equipment	2,112,641	2,020,527

OTHER ASSETS	275,987	86,879

TOTAL ASSETS	$49,538,427	$55,740,769

UNIVERSAL POWER GROUP, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED) (CONTINUED)

LIABILITIES AND SHAREHOLDERS’ EQUITY

	June 30, 2009	December 31, 2008

CURRENT LIABILITIES
Line of credit	$14,497,938	$14,351,775
Current portion of note payable	8,700	—
Accounts payable	8,817,024	16,418,768
Accrued liabilities	1,009,667	200,100
Interest rate swap liability	374,931	484,131
Current portion of notes payable to Zunicom, Inc.	1,462,500	1,462,500
Current portion of settlement expenses	930,984	—
Current portion of deferred rent	75,469	57,984

Total current liabilities	27,177,213	32,975,258

LONG TERM LIABILITIES
Notes payable to Zunicom, Inc., less current portion	2,925,000	3,656,250
Note payable, less current portion	26,456	—
Settlement expenses, less current portion	1,459,792	—
Non-current deferred tax liability	203,953	230,611
Deferred rent, less current portion	119,450	168,317

Total long term liabilities	4,734,651	4,055,178

Total Liabilities	31,911,864	37,030,436

COMMITMENTS

SHAREHOLDERS’ EQUITY
Common stock - $0.01 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding	50,000	50,000
Additional paid-in capital	15,511,553	15,529,783
Retained earnings	2,312,464	3,450,076
Accumulated other comprehensive loss	(247,454)	(319,526)

Total shareholders’ equity	17,626,563	18,710,333

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$49,538,427	$55,740,769

UNIVERSAL POWER GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Net sales	$27,947,335	$30,199,945	$55,636,258	$59,724,201
Cost of sales	22,992,882	25,684,726	45,724,041	50,734,924

Gross profit	4,954,453	4,515,219	9,912,217	8,989,277

Operating expenses	3,786,800	3,470,952	7,421,691	6,771,113
Settlement expenses	—	—	2,529,345	—

Total operating expenses	3,786,800	3,470,952	9,951,036	6,771,113

Operating income (loss)	1,167,653	1,044,267	(38,819)	2,218,164

Other income (expense)
Interest expense (including $71,102, $87,510, $146,831 and $174,058 to Zunicom, Inc.)	(233,246)	(247,267)	(480,796)	(501,582)
Interest income	—	513	—	513

Total other expense, net	(233,246)	(246,754)	(480,796)	(501,069)

Income (loss) before provision for income taxes	934,407	797,513	(519,615)	1,717,095
Provision for income taxes	(322,066)	(326,952)	(617,997)	(689,880)

Net income (loss)	$612,341	$470,561	$(1,137,612)	$1,027,215

Net income (loss) per share
Basic	$0.12	$0.09	$(0.23)	$0.21

Diluted	$0.12	$0.09	$(0.23)	$0.21

Weighted average number of shares outstanding
Basic	5,000,000	5,000,000	5,000,000	5,000,000

Diluted	5,000,000	5,000,000	5,000,000	5,000,000

UNIVERSAL POWER GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,137,612)	$1,027,215
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	392,036	266,006
Provision for bad debts	230,000	62,300
Provision for obsolete inventory	170,000	110,000
Deferred income taxes	(53,994)	(128,278)
Stock-based compensation	(18,230)	48,179
Changes in operating assets and liabilities:
Accounts receivable – trade	(1,604,746)	(3,652,320)
Accounts receivable – other	5,764	(7,717)
Inventories	7,110,306	3,885,643
Prepaid expenses and other current assets	(184,886)	(535,365)
Income tax receivable	193,386	—
Other assets	—	(27,008)
Accounts payable	(7,602,920)	(394,034)
Accrued liabilities	772,439	381,857
Settlement expenses	2,390,776	—
Deferred rent	(31,382)	(34,252)

Net cash provided by operating activities	630,937	1,002,226

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(31,105)	(318,689)
Net cash paid in Monarch acquisition	(892,000)	—
Change in restricted cash	900,000	—

Net cash used in investing activities	(23,105)	(318,689)

CASH FLOWS FROM FINANCING ACTIVITIES
Net activity on line of credit	146,163	(823,423)
Payment on notes payable to Zunicom, Inc.	(731,250)	—
Payments on note and capital lease obligations	(3,400)	(5,946)

Net cash used in financing activities	(588,487)	(829,369)

Net increase (decrease) in cash and cash equivalents	19,345	(145,832)
Cash and cash equivalents at beginning of period	326,194	691,288

Cash and cash equivalents at end of period	$345,539	$545,456

SUPPLEMENTAL DISCLOSURES
Income taxes paid	$276,080	$501,582

Interest paid	$480,796	$653,971

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING ACTIVITIES
Purchase of equipment with a note payable	$38,556	$—